Exhibit 99.1

                    CERTIFICATION BY CHIEF EXECUTIVE OFFICER
              IN ACCORDANCE WITH SECTION 906 OF SARBANES-OXLEY ACT


         In accordance with Section 906 of the Sarbanes-Oxley Act, I, Dr. Burton
J. Kunik, Chairman of the Board, Chief Executive Officer, and President of Sharps Compliance Corp. (the "Company"), state and attest, to the best of my knowledge, that the Company's Form 10-KSB/A for the year ended June 30, 2005, and filed with the Securities and Exchange Commission on October 31, 2005, Form 10-QSB for the quarter ended September 30, 2005, and filed with the Securities and Exchange Commission on November 8, 2005, Form 10-QSB for the quarter ended December 31, 2005, and filed with the Securities and Exchange Commission on February 1, 2006, and Current Reports of the Company filed with the Securities and Exchange Commission on August 12, 2005, August 24, 2005, October 2, 2005, October 25, 2005, and January 24, 2006 respectively, fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934. The information contained in such Reports, incorporated by reference in this Form S-8, fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Dr. Burton J. Kunik
-----------------------
Dr. Burton J. Kunik
Chairman of the Board, Chief Executive Officer and President
January 30, 2006